UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2008

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Prosperity Bancshares, Inc. (the “Company”) has determined that, as a result of actions taken by the United States Treasury Department and the Federal Housing Finance Agency with respect to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), it will record an other-than-temporary impairment and take a non-cash charge to its earnings for the third quarter 2008 related to its investments in perpetual preferred securities issued by Fannie Mae and Freddie Mac. The value of these securities has decreased materially and it is unclear if and when the value will improve. The Company’s perpetual preferred investments in Fannie Mae and Freddie Mac were included in securities available for sale as of June 30, 2008 with a book value of $14 million. These securities currently trade at 5 to 10 percent of par value. A 100 percent impairment loss on these securities would not impact the ability of Prosperity Bank, the Company’s wholly owned subsidiary, to maintain capital ratios above the “well-capitalized” regulatory requirement or the ability of the Company to pay its regular quarterly cash dividend to common shareholders. The Company does not hold any common stock or other equity securities issued by Fannie Mae or Freddie Mac.

Forward-Looking Statements.

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements relating to the anticipated charge to third quarter earnings. Risks and uncertainties exist that may cause results to differ materially from those set forth in the forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include changes in market conditions or governmental action with respect to Fannie Mae and/or Freddie Mac. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: September 10, 2008	By:	/s/ Peter Fisher
Peter Fisher
General Counsel